The Board of Directors
The Millbrook Press Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.




                                             /s/ KPMG Peat Marwick LLP
                                             -------------------------
                                                 KPMG Peat Marwick LLP

December 30, 1997